Exhibit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS DELIVERS RECORD RESULTS FOR THIRD QUARTER OF 2005
Nextel Mexico’s Customer Base Soars Above 1 Million Subscribers
•	Net subscriber additions of 183,200 — a 54% increase over third quarter 2004, resulting in ending subscribers of over 2.3 million

•	Consolidated operating revenues of $452 million — a 39% increase over third quarter 2004

•	Consolidated operating income before depreciation and amortization of $128 million — a 58% increase over third quarter 2004

•	Quarter-end consolidated cash and short-term investments of $897 million

•	Expansion plan on track in Mexico and Brazil

•	Board approves 2:1 stock split
RESTON, Va. — October 27, 2005 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the third quarter of 2005. The Company reported consolidated operating revenues of $452 million, a 39% increase as compared to the third quarter of 2004, and consolidated operating income before depreciation and amortization (OIBDA) of $128 million, a 58% increase as compared to the same period last year. The Company added about 183,200 net subscribers to its network during the quarter, an increase of 54% over the third quarter of 2004, resulting in over 2.3 million subscribers as of September 30, 2005. The Company generated consolidated operating income of $94 million during the quarter; a 68% increase over the third quarter of 2004. The Company reported third quarter consolidated net income of $49 million, or $0.65 per basic share. NII Holdings ended the third quarter of 2005 with $897 million in consolidated cash, cash equivalents and short-term investments.

“With the strong foundation that we have put in place, along with our expanding footprint and improved competitive position, NII accelerated growth in both subscribers and operating cash flow during the quarter,” said Steve Shindler, NII Holdings’ Chairman and CEO. “The wireless market in the Latin American region is poised to grow substantially within the next several years, and NII’s position in the market has strengthened. We are accelerating our growth and scaling our business, while remaining true to our focus on profitability, as evidenced by the improving operating metrics in our business. While it has not been our policy to issue new guidance at this point in our yearly cycle, we do expect to exceed our previously stated 2005 guidance for net additions.”
NII Holdings’ average monthly revenue per subscriber (ARPU) rose to $59 for the third quarter, a $5 increase as compared to the third quarter of 2004. The Company also reported churn of 1.7% for the third quarter — an improvement of 10 basis points as compared to the previous quarter and in-line with the same period last year. Additionally, the Company reported consolidated cost per gross add, or CPGA, of $335 for the quarter.
“We are only at the beginning of what we believe will be a period of sustained growth for NII Holdings,” said Lo van Gemert, NII Holdings President and COO. “We posted another quarter of record subscriber growth, adding 54% more subscribers to the network than we did a year ago, driven by strong subscriber gains in Mexico and Brazil. Nextel Mexico generated strong subscriber growth, adding over 90,000 subscribers to the network during the quarter; bringing the total subscriber base in Mexico to over 1 million subscribers. Accelerating wireless growth in the market coupled with our improving competitive position fueled our record subscriber additions in the quarter. And, we continued our disciplined approach, improving our metrics across the board, highlighted by Mexico’s increase in ARPU to $81 and reduction in churn to 1.6%.”
Market expansion in Mexico and Brazil
The Company announced continued progress on its expansion plans in both Mexico and Brazil. During the quarter in Mexico, the Company successfully launched 3 cities covering an additional 3 million pops, including Ciudad Juarez — a key market on the Mexican/US border and home to about 1.6 million pops and over 7,200 businesses. The Company intends to launch the city of Torreon in the fourth quarter and, in light of the impact from Hurricane Wilma, we are reassessing the timing of the launch of the Yucatan Peninsula. In total, Nextel Mexico’s 2005 expansion plan will position the Company to cover over 6 million additional pops, resulting in a total population coverage of over 47 million, or 70% of the GDP in Mexico.
In Brazil, the Company plans to add an additional four cities by year end, including the city of Porto Alegre — a city with 2.2 million pops. This plan will bring Nextel Brazil’s total pop coverage to about 56 million, or nearly 50% of the GDP in Brazil. In total, the expansion plans in Mexico and Brazil will add over 20 million covered pops to NII Holding’s network.
“The opportunities continue to grow as we expand in our largest and most profitable markets,” said van Gemert. “With an expanding coverage footprint matching the best in the Latin American region, our competitive position improves and we have more customers to target in our new and existing territories. This improved scale and dimension to our business is positioning NII for many years of sustained growth,” he added.
The Company added about 276 cell sites to its network during the quarter. Consolidated capital expenditures, including capitalized interest, were $125 million during the third quarter of 2005.
Balance sheet
During the quarter, the Company raised about $341 million in net proceeds through a 30 year, 2 3/4% convertible notes offering, of which the proceeds are to be used for general corporate purposes. The Company ended the quarter with approximately $1,124 million in long-term debt, which includes $741 million in convertible notes, $242 million long term portion of a $252 million syndicated loan facility, $127 million in local currency tower financing obligations and $14 million in capital lease obligations. With quarter-end consolidated cash, cash equivalents and short-term investments of $897 million, the Company’s net debt at the end of the quarter was $227 million, resulting in a net debt to 2005 operating income before depreciation and amortization guidance of about 0.5 times.
On October 26, 2005, our Board of Directors approved a two-for-one stock split to be effected in the form of a dividend of one share of our common stock, payable on November 21, 2005, to those stockholders of record on November 11, 2005.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA, consolidated cash, cash equivalents and short-term investments, net debt, and net debt to OIBDA, which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s third quarter results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(in millions, except per share amounts, and unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$1,175.8	$870.0	$430.3	$306.7
Digital handset and accessory revenues	57.4	47.0	22.0	18.7

	1,233.2	917.0	452.3	325.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	301.1	237.1	106.8	87.5
Cost of digital handset and accessory sales	178.2	150.6	67.6	52.1
Selling, general and administrative	406.9	285.5	149.8	104.9
Depreciation	85.2	62.1	32.1	21.5
Amortization	4.4	10.7	1.6	3.4

	975.8	746.0	357.9	269.4

Operating income	257.4	171.0	94.4	56.0

Other income (expense)
Interest expense	(46.8)	(38.4)	(20.6)	(11.5)
Interest income	20.4	9.2	10.3	3.8
Debt conversion expense	(8.9)	—	—	—
Loss on early extinguishment of debt, net	—	(79.3)	—	—
Foreign currency transaction gains (losses), net	2.4	7.4	0.3	(0.8)
Other expense, net	(7.4)	(0.2)	(3.7)	(1.9)

	(40.3)	(101.3)	(13.7)	(10.4)

Income before income tax provision and cumulative effect of change in accounting principle	217.1	69.7	80.7	45.6
Income tax provision	(92.2)	(70.1)	(31.4)	(23.0)

Income (loss) before cumulative effect of change in accounting principle	124.9	(0.4)	49.3	22.6
Cumulative effect of change in accounting principle, net of income taxes	—	1.0	—	—

Net income	$124.9	$0.6	$49.3	$22.6

Income (loss) before cumulative effect of change in accounting principle per common share, basic	$1.73	$—	$0.65	$0.32
Cumulative effect of change in accounting principle per common share, basic	—	0.01	—	—

Net income per common share, basic	$1.73	$0.01	$0.65	$0.32

Income (loss) before cumulative effect of change in accounting principle per common share, diluted	$1.52	$—	$0.58	$0.30
Cumulative effect of change in accounting principle per common share, diluted	—	0.01	—	—

Net income per common share, diluted	$1.52	$0.01	$0.58	$0.30

Weighted average number of common shares outstanding, basic	72.3	69.5	75.6	69.7

Weighted average number of common shares outstanding, diluted	87.2	72.4	89.3	79.2

CONSOLIDATED BALANCE SHEET DATA
(in millions and unaudited)

	September 30,	December 31,
	2005	2004
Cash, cash equivalents and short-term investments	$897.4	$369.4
Accounts receivable, less allowance for doubtful accounts of $10.6 and $8.1	202.2	160.7
Property, plant and equipment, net	834.7	558.2
Intangible assets, net	78.4	68.0
Total assets	2,429.7	1,491.3
Long-term debt, including current portion	1,136.9	603.5
Total liabilities	1,710.3	1,069.3
Stockholders’ equity	719.4	421.9

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	September 30,
	2005	2004
Total digital subscribers (as of September 30)	2,303.6	1,783.0
Net subscriber additions	183.2	118.7
Churn (%)	1.7%	1.7%

Average monthly revenue per handset/unit in service (ARPU) (1)	$59	$54

Cost per gross add (CPGA) (1)	$335	$323
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$703.0	$541.4	$257.1	$187.6
Digital handset and accessory revenues	18.5	18.1	7.5	7.8

	721.5	559.5	264.6	195.4

Operating expenses
Cost of service (excluding depreciation and amortization included below)	125.9	99.4	46.0	36.3
Cost of digital handset and accessory sales	92.9	79.6	36.7	28.4
Selling, general and administrative	211.0	151.4	79.4	54.7
Depreciation and amortization	49.1	50.9	18.0	16.3

	478.9	381.3	180.1	135.7

Operating income	$242.6	$178.2	$84.5	$59.7

Total digital subscribers (as of September 30)			1,027.2	804.5
Net subscriber additions			90.1	51.4
Churn (%)			1.6%	1.7%

ARPU (1)			$81	$74

CPGA (1)			$451	$458

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$211.7	$134.4	$78.8	$49.5
Digital handset and accessory revenues	19.1	14.6	7.7	5.7

	230.8	149.0	86.5	55.2

Operating expenses
Cost of service (excluding depreciation and amortization included below)	85.1	63.8	28.5	24.6
Cost of digital handset and accessory sales	41.9	38.4	15.7	13.4
Selling, general and administrative	75.8	38.9	28.0	16.6
Depreciation and amortization	21.2	9.3	8.7	3.8

	224.0	150.4	80.9	58.4

Operating income (loss)	$6.8	$(1.4)	$5.6	$(3.2)

Total digital subscribers (as of September 30)			580.3	454.7
Net subscriber additions			44.1	30.6
Churn (%)			1.9%	2.1%

ARPU (1)			$42	$34

CPGA (1)			$258	$229
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$181.2	$124.9	$66.5	$46.0
Digital handset and accessory revenues	15.9	12.4	5.4	4.5

	197.1	137.3	71.9	50.5

Operating expenses
Cost of service (excluding depreciation and amortization included below)	63.6	47.5	23.3	17.9
Cost of digital handset and accessory sales	30.2	22.3	10.8	7.3
Selling, general and administrative	49.8	36.2	18.2	14.0
Depreciation and amortization	12.2	8.0	4.5	3.1

	155.8	114.0	56.8	42.3

Operating income	$41.3	$23.3	$15.1	$8.2

Total digital subscribers (as of September 30)			465.1	349.1
Net subscriber additions			32.8	26.6
Churn (%)			1.3%	1.1%

ARPU (1)			$43	$40

CPGA (1)			$191	$168

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Operating revenues
Service and other revenues	$79.0	$68.6	$27.6	$23.3
Digital handset and accessory revenues	4.0	1.8	1.6	0.8

	83.0	70.4	29.2	24.1

Operating expenses
Cost of service (excluding depreciation and amortization included below)	25.8	25.5	8.9	8.3
Cost of digital handset and accessory sales	13.3	10.2	4.5	3.1
Selling, general and administrative	24.7	21.2	8.4	7.1
Depreciation and amortization	6.2	4.1	2.2	1.6

	70.0	61.0	24.0	20.1

Operating income	$13.0	$9.4	$5.2	$4.0

Total digital subscribers (as of September 30)			231.0	174.7
Net subscriber additions			16.2	10.1
Churn (%)			1.9%	1.9%

ARPU (1)			$39	$43

CPGA (1)			$195	$227
(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Nine and Three Months Ended September 30, 2005 and 2004” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Consolidated operating income	$257.4	$171.0	$94.4	$56.0
Consolidated depreciation	85.2	62.1	32.1	21.5
Consolidated amortization	4.4	10.7	1.6	3.4

Consolidated operating income before depreciation and amortization	$347.0	$243.8	$128.1	$80.9

NII Holdings, Inc.

Guidance
Estimate
For the Year Ending
December 31, 2005
Consolidated operating income	$346.6
Consolidated depreciation	122.5
Consolidated amortization	5.9

Consolidated operating income before depreciation and amortization	$475.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2005	2004
Consolidated service and other revenues	$430.3	$306.7
Less: consolidated analog revenues	(2.3)	(2.2)
Less: consolidated other revenues	(36.9)	(25.0)

Total consolidated subscriber revenues	$391.1	$279.5

ARPU calculated with subscriber revenues	$59	$54

ARPU calculated with service and other revenues	$65	$60

Nextel Mexico

	Three Months Ended
	September 30,
	2005	2004
Service and other revenues	$257.1	$187.6
Less: analog revenues	(1.2)	(1.2)
Less: other revenues	(19.0)	(14.0)

Total subscriber revenues	$236.9	$172.4

ARPU calculated with subscriber revenues	$81	$74

ARPU calculated with service and other revenues	$88	$81

Nextel Brazil

	Three Months Ended
	September 30,
	2005	2004
Service and other revenues	$78.8	$49.5
Less: analog revenues	(0.7)	(0.5)
Less: other revenues	(7.5)	(4.1)

Total subscriber revenues	$70.6	$44.9

ARPU calculated with subscriber revenues	$42	$34

ARPU calculated with service and other revenues	$47	$38

Nextel Argentina

	Three Months Ended
	September 30,
	2005	2004
Service and other revenues	$66.5	$46.0
Less: other revenues	(8.7)	(5.5)

Total subscriber revenues	$57.8	$40.5

ARPU calculated with subscriber revenues	$43	$40

ARPU calculated with service and other revenues	$50	$46

Nextel Peru

	Three Months Ended
	September 30,
	2005	2004
Service and other revenues	$27.6	$23.3
Less: other revenues	(1.8)	(1.5)

Total subscriber revenues	$25.8	$21.8

ARPU calculated with subscriber revenues	$39	$43

ARPU calculated with service and other revenues	$41	$46

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2005	2004
Consolidated digital handset and accessory revenues	$22.0	$18.7
Less: consolidated cost of handset and accessory sales	67.6	52.1

Consolidated handset subsidy costs	45.6	33.4
Consolidated selling and marketing	63.8	42.5

Costs per statement of operations	109.4	75.9
Less: consolidated costs unrelated to initial customer acquisition	(11.1)	(8.8)

Customer acquisition costs	$98.3	$67.1

Cost per Gross Add	$335	$323

Nextel Mexico

	Three Months Ended
	September 30,
	2005	2004
Digital handset and accessory revenues	$7.5	$7.8
Less: cost of handset and accessory sales	36.7	28.4

Handset subsidy costs	29.2	20.6
Selling and marketing	41.3	26.9

Costs per statement of operations	70.5	47.5
Less: costs unrelated to initial customer acquisition	(8.2)	(5.5)

Customer acquisition costs	$62.3	$42.0

Cost per Gross Add	$451	$458

Nextel Brazil

	Three Months Ended
	September 30,
	2005	2004
Digital handset and accessory revenues	$7.7	$5.7
Less: cost of handset and accessory sales	15.7	13.4

Handset subsidy costs	8.0	7.7
Selling and marketing	12.9	7.6

Costs per statement of operations	20.9	15.3
Less: costs unrelated to initial customer acquisition	(1.3)	(2.0)

Customer acquisition costs	$19.6	$13.3

Cost per Gross Add	$258	$229

Nextel Argentina

	Three Months Ended
	September 30,
	2005	2004
Digital handset and accessory revenues	$5.4	$4.5
Less: cost of handset and accessory sales	10.8	7.3

Handset subsidy costs	5.4	2.8
Selling and marketing	5.4	4.3

Costs per statement of operations	10.8	7.1
Less: costs unrelated to initial customer acquisition	(1.1)	(0.8)

Customer acquisition costs	$9.7	$6.3

Cost per Gross Add	$191	$168

Nextel Peru

	Three Months Ended
	September 30,
	2005	2004
Digital handset and accessory revenues	$1.6	$0.8
Less: cost of handset and accessory sales	4.5	3.1

Handset subsidy costs	2.9	2.3
Selling and marketing	3.2	2.6

Costs per statement of operations	6.1	4.9
Less: costs unrelated to initial customer acquisition	(0.5)	(0.4)

Customer acquisition costs	$5.6	$4.5

Cost per Gross Add	$195	$227

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of September 30, 2005 can be calculated as follows (in millions):

Total long-term debt	$1,124.3
Less: cash, cash equivalents and short-term investments	(897.4)

Net debt	$226.9

Net debt to revised consolidated OIBDA guidance and net debt to revised consolidated operating income guidance for the year ending December 31, 2005 are as follows:

Net debt to revised consolidated operating income before depreciation and amortization guidance	0.5

Net debt to revised consolidated operating income guidance	0.7

Cash, Cash Equivalents and Short-Term Investments
Consolidated cash, cash equivalents and short-term investments represents total cash and cash equivalents plus short-term investments. Consolidated cash, cash equivalents and short-term investments is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated cash, cash equivalents and short-term investment measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that consolidated cash, cash equivalents and short-term investments provides useful information concerning our liquidity. Consolidated cash, cash equivalents and short-term investments as of September 30, 2005 can be calculated as follows (in millions):

Consolidated cash and cash equivalents	$883.1
Plus: short-term investments	14.3

Consolidated cash, cash equivalents and short-term investments	$897.4